                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

PRIMARY NET INCOME PER SHARE

                                                      THREE MONTHS ENDED
                                                ------------------------------
                                                DECEMBER 31        DECEMBER 31
                                                   1996               1995
                                                 ---------          ---------
Net income applicable to common
   and common equivalent shares
                                                 $ 187,100          $ 161,500
                                                 ---------          ---------
Average number of common shares
   outstanding during the period
                                                 1,981,200          1,941,000
Net shares assumed issued using
   treasury stock method for stock
   options outstanding during the
   period                                          152,200            153,300
                                                 ---------          ---------
Common and common equivalent
   shares                                        2,133,400          2,094,300
                                                 ---------          ---------

Net income per share                                 $ .09              $ .08
                                                     -----              -----

FULLY DILUTED NET INCOME PER SHARE

                                                      THREE MONTHS ENDED
                                                ------------------------------
                                                DECEMBER 31        DECEMBER 31
                                                   1996               1995
                                                 ---------          ---------
Net income applicable to
   common and common equivalent
   shares                                        $ 187,100          $ 161,500
                                                 ---------          ---------

Average number of common shares
   outstanding during the period
                                                 1,981,200          1,941,000

Net shares assumed issued using
   treasury stock method for stock
   options outstanding during the
   period                                          165,100            154,300
                                                 ---------          ---------
Common and common equivalent
   shares                                        2,146,300          2,095,300
                                                 ---------          ---------

Net income per share                                 $ .09              $ .08
                                                    ------              -----




                                        11